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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-63117) and related Prospectus of BEA Systems, Inc. for the registration of $250,000,000 of 4% Convertible Subordinated Notes due June 15, 2005 and 9,467,450 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1998, with respect to the Consolidated Financial Statements of BEA Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1998; our report dated February 24, 1998, except for Note 18, as to which the date is September 10, 1998, with respect to the Supplemental Consolidated Financial Statements of BEA Systems, Inc. included in its current report on Form 8-K dated September 10, 1998; and our report dated February 24, 1998, except for Note 18, as to which the date is September 30, 1998, with respect to the Supplemental Consolidated Financial Statements of BEA Systems, Inc. included in its current report on Form 8-K/A dated October 29, 1998 and filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP
                                         ______________________________


Palo Alto, California

November 6, 1998